SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007

DIGITALPOST INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	98-0434357
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Comaino Real, Suite 230, Irvine, CA 92602
(Address of Principal Executive Offices)(Zip Code)

(949) 502-7060
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

(a)
On February 26, 2007, pursuant to a resolution of the Board of Directors, DigitalPost Interactive, Inc. ("Company") dismissed the accounting firm of Schumacher & Associates Inc. as its principal accountant.

The report of Schumacher & Associates Inc. on the financial statements for the fiscal year ended January 31, 2006, did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company's ability to continue as a going concern.

There were no disagreements with Schumacher & Associates Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Schumacher & Associates Inc., would have caused it to make reference to the subject matter of such disagreement in their reports on the Company’s financial statements.

The Company has requested that Schumacher & Associates Inc. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above mentioned statements. A copy of such letter, dated March 7, 2007 is filed as an Exhibit to this Form 8-K.

(b)
On March 7, 2007, pursuant to a resolution of the Board of Directors, the Company engaged the accounting firm of Haskell & White, LLP as its principal accountant to audit its financial statements for the fiscal year ended December 31, 2006. The Board of Directors felt that Haskell & White, LLP would be best suited to audit the consolidated financial statements.

During the most recent two fiscal years, neither the Company nor anyone engaged on its behalf has consulted with Haskell & White, LLP regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10)(iv) of Regulation S-B) or a reportable event.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

The following Exhibits are attached to this Form 8-K:

Exhibit 16.1     Letter from Schumacher & Associates Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 8, 2007

DIGITALPOST INTERACTIVE, INC.

By:       /s/ Michael Sawtell
Title:    President/CEO